SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2003

KRAMONT REALTY TRUST

(Exact name of Registrant as specified in its charter)

Maryland	1-15923	25-6703702

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

580 West Germantown Pike, Plymouth Meeting, PA	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 825-7100

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

EXHIBIT NO.	DOCUMENT

99.1	Presentation at Kramont Realty Trust Annual Meeting of Shareholders — June 10, 2003

Item 9.	Regulation FD Disclosure.

The Registrant, Kramont Realty Trust, hereby makes available as an exhibit to this filing, supplemental information concerning the ownership, operations and portfolio of the Registrant as of June 10, 2003. The information included in this Current Report on Form 8-K (including the exhibit hereto) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This Report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES
PRESENTATION OF ANNUAL MEETING DATED JUNE 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KRAMONT REALTY TRUST

(Registrant)

/s/ Louis P. Meshon, Sr.
June 10, 2002	Louis P. Meshon Sr., President

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